UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2014

First Colombia Gold Corp.
 (Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Paeso De Bernardez #95 FRACC, Lomas De Bernardez, Guadalupe 986 10, ZAC, Mexico
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  1-888-224-6561

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations- Entry into Material Agreement

The company has entered into a consulting agreement with Randy Ross in connection with his appointment as Vice President and Director of the Company. The agreement provides that Mr. Ross will be paid $3.500 per month and receive 5,000,000 shares of restricted common stock.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As described in herein of this Current Report, which is incorporated herein by reference, the Company has agreed to issue 5,000,000 restricted common shares to Randy Ross, a Vice President and Director of the company pursuant to a consulting agreement, in a transaction pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Transaction was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of the Securities Act. The issuance of the shares did not involve a public offering and was made without general solicitation or general advertising. The recipient represented that the shares were received for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The recipient is sophisticated investors, and accredited investor, due to knowledge of our industry and company having provided services to the company. The shares of Common Stock issued have been not registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

As described in Item 1.01 and 5.02 of this Current Report, which is incorporated herein by reference, the Company issued 5,000,000 restricted common shares to our new Vice President of the company in a transaction pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Mr. Robert Gates is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D of the Securities Act. The Transaction was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act. The issuance of the shares did not involve a public offering and was made without general solicitation or general advertising. Mr. Ross represented that the shares were received for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The shares of Common Stock issued have been not registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2014, the board of directors appointed Mr. Randy Ross (Age: 57) to fill the positions of Executive Vice President and was appointed a Director of the Company.

There are no family relationships between Mr. Randy Ross any other of our directors or executive officers or directors. Mr. E. Ross has not had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.

The following sets forth biographical information for Mr. Ross:

Mr. Ross (Age: 57), has over thirty years experience in the securities industry, advising clients and companies on securities and financing. The last five years he has been President of Rocmel Resources, a private financial consulting firm. He has also during the period worked for UBS Securities, Barclays Capital, and was Senior Vice President of Aegis Capital, and worked in the past with Lehman Brothers.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description

10.1	Employment Agreement for Randy Ross

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 27, 2014

First Colombia Gold Corp.

By:	/s/ E. Robert Gates
Name:	E. Robert Gates
Title:	Chief Executive Officer